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Exhibit 10.4

AMENDMENT NO. 3 TO
FOREST OIL CORPORATION
STOCK INCENTIVE PLAN

        WHEREAS, Forest Oil Corporation (the "Company") has heretofore adopted the Forest Oil Corporation Stock Incentive Plan, as Amended and Restated Effective as of March 22, 1996, and as amended by Amendments No. 1 and No. 2 dated May 9, 2001 (the "Plan"); and

        WHEREAS, the Company now desires to amend Subparagraph X(b) of the Plan;

        WHEREAS, the Compensation Committee and the Board of Directors have each approved the proposed amendment to Subparagraph X(b) of the Plan and such other provisions of the Plan as may be necessary or advisable to effectuate the change to Subparagraph X(b); and

        WHEREAS, the proposed amendment to the Plan is not a material modification and does not require approval by the shareholders under applicable rules of the New York Stock Exchange;

        NOW, THEREFORE, the Plan shall be amended as follows:

  Paragraph X(b), of the Plan shall be amended by adding the following language at the end of Subparagraph X(b):

    "In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Option and not otherwise provided for by this Subparagraph X(b), such Option and any agreement evidencing such Option shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Option. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, the aggregate number of shares available under the Plan and the maximum number of shares that may be subject to Options granted to any one individual may be appropriately adjusted by the Committee, whose determination shall be conclusive."

        IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 3 to Forest Oil Corporation 1996 Stock Incentive Plan, as Amended and Restated Effective as of March 22, 1996 to be executed this 6th day of December 2005.

FOREST OIL CORPORATION
By:	/s/ CYRUS D. MARTER IV Cyrus D. Marter IV Vice President, General Counsel and Secretary

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AMENDMENT NO. 3 TO FOREST OIL CORPORATION STOCK INCENTIVE PLAN